                                                                   EXHIBIT 10.22


                          THIRD PARTY PLEDGE AGREEMENT

         THIS AGREEMENT is made and entered into this 13th day of February, 1996, by TRILLIUM INVESTORS II, L.L.C., a Washington limited liability company ("Pledgor"), for the benefit of U. S. BANK OF WASHINGTON, NATIONAL ASSOCIATION, a national banking association ("U. S. Bank").

                                    RECITALS:

         A. Gargoyles, Inc., a Washington corporation ("Borrower"), and U. S. Bank entered into that certain credit agreement dated as of March 22, 1995, as amended by that certain first amendment to credit agreement dated as of August 17, 1995, that certain second amendment to credit agreement dated as of December 15, 1995, and that certain third amendment to credit agreement of even date herewith (together with all supplements, exhibits and amendments thereto, as the "Credit Agreement"), whereby U. S. Bank has agreed to make such loans and advances of credit to Borrower as set forth therein ("Loans").

         B. Trillium Corporation, a Washington corporation ("Guarantor"), guaranteed the repayment of the Term Loan (as defined in the Credit Agreement) pursuant to that certain limited guaranty dated March 22, 1995, and the repayment of the Acquisition Loan (as defined in the Credit Agreement) pursuant to that certain amended and restated limited guaranty of even date herewith (collectively, the "Guaranty"). Guarantor's obligations under the Guaranty are secured by that certain third party pledge agreement dated March 22, 1995, whereby Guarantor pledged to U. S. Bank the Pledged Stock (hereafter defined).

         C. Guarantor has transferred the Pledged Stock to Pledgor in connection with a deferred compensation program for Guarantor's senior management. Guarantor and Borrower have requested U. S. Bank to consent to such transfer.

         D. As a condition to its consent to such transfer, U. S. Bank requires Pledgor to assign and pledge to U. S. Bank and to grant to U. S. Bank a security interest in and to the Pledged Stock to secure the Secured Obligations (hereafter defined).

         NOW, THEREFORE, in consideration of the promises and to induce U. S. Bank to consent to Guarantor's transfer of the Pledged Stock to Pledgor, Pledgor agrees as follows:

                          ARTICLE I. DEFINITIONS, ETC.

1.1 TERMS DEFINED

         Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein. For the purposes of this Agreement, the following terms shall have the following meanings:

         "Pledged Stock" means all of the shares of the issued and outstanding stock of Borrower owned by Pledgor, together with all certificates, options, rights, dividends and other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares and all property at any time pledged with U. S. Bank hereunder (whether described herein or not) and all income therefrom and proceeds thereof.

         "Secured Obligations" means (a) all of Pledgor's obligations under the Guaranty, and (b) all liabilities and obligations of Pledgor hereunder.

1.2 INCORPORATION OF RECITALS AND EXHIBITS

         The foregoing recitals are incorporated into this Agreement by reference. All references to "Exhibits" contained herein are references to exhibits attached hereto, the terms of which are made a part hereof for all purposes.

                   ARTICLE II. PLEDGE AND CREATION OF SECURITY
                                    INTEREST

2.1 PLEDGE AND GRANT OF SECURITY INTEREST

         As security for the full, prompt and complete payment and performance by Borrower of each of the Secured Obligations, Pledgor hereby pledges, assigns, hypothecates, transfers, and delivers to U. S. Bank the Pledged Stock and grants to U. S. Bank a security interest under the Uniform Commercial Code of the state of Washington, as amended, in and to the Pledged Stock.

2.2 CASH DIVIDENDS; VOTING RIGHTS

         Unless and until an Event of Default shall have occurred, Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of Borrower and consistent with past practice in respect of the Pledged Stock and to exercise all voting, corporate, consensual and other rights with respect to the Pledged Stock, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in U. S. Bank's reasonable judgment, would impair the

Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, the Credit Agreement or the other Loan Documents.

2.3 TERMINATION OF PLEDGE

         Upon termination of the Guaranty and the satisfaction of Pledgor's obligations under the Guaranty, this Agreement shall terminate, and U. S. Bank shall return the Pledged Stock to Pledgor, together with any assignments separate from certificate executed by Pledgor in connection with this Agreement.

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

         Pledgor hereby represents and warrants that:

3.1 NO APPROVALS

         No consent, license, permit, approval or authorization of, or filing with, or notice or report to, or registration, filing or declaration with, any Person (including, without limitation, any governmental authority or creditors of Pledgor), is required in connection with the execution, delivery, performance, validity, or enforceability by or against Pledgor of this Agreement.

3.2 ENFORCEABILITY

         This Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid, and binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

3.3 OTHER AGREEMENTS

         The execution, delivery, and performance of this Agreement does not and will not violate any requirement of law or any contractual obligation applicable to or binding upon Pledgor.

3.4 LITIGATION

         No litigation, arbitration, investigation, or proceeding of or before any arbitrator or governmental authority is pending or to the best knowledge of Pledgor, threatened (a) with respect to this Agreement or any of the transactions contemplated hereby or (b) against or affecting Pledgor, or any of its property or assets.

3.5 RECORD OWNER

         Pledgor is the record, legal and beneficial owner of the Pledged Stock and the shares of Pledged Stock described on Exhibit A constitute all of the issued and outstanding shares of Borrower. Pledgor has good and marketable title to the Pledged Stock and will, at its own expense, defend U. S. Bank's right, title and security interest in and to the Pledged Stock against the claims of any Person.

3.6 NO ENCUMBRANCES

         Pledgor represents that all of the shares of the Pledged Stock have been validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder. By acceptance of this Agreement, U. S. Bank acknowledges that 20,833 shares of the Pledged Stock are subject to a purchase option held by Douglas Hauff.

3.7 FIRST PRIORITY LIEN

         Upon delivery to U. S. Bank of the stock certificates evidencing the Pledged Stock, the lien granted pursuant to this Agreement will constitute a valid, perfected first priority lien on the Pledged Stock, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Stock from Pledgor.

3.8 INVESTMENT COMPANY

         Pledgor is not an "investment company" or a company "controlled" by an "invested company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended.)

3.9 CONTINUING REPRESENTATIONS

         Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by Pledgor on the date of each borrowing by Borrower under the Credit Agreement on and as of such date as though made hereunder on and as of such date.

                              ARTICLE IV. COVENANTS

         Pledgor covenants and agrees with U. S. Bank that, from and after the date of this Agreement until the Secured Obligations are paid in full:

4.1 ENDORSEMENT AND DELIVERY

         Concurrently with the execution hereof, Pledgor shall deliver physical possession of the Pledged Stock to U. S. Bank so that U. S. Bank's security interest may be properly perfected by possession, and shall deliver with each share certificate of the Pledged Stock an executed assignment separate from certificate with respect to each share certificate so delivered.

4.2 NO OTHER LIENS

         Pledgor will not create or permit the existence of any lien or security interest other than that hereby created on the Pledged Stock without the written consent of U. S. Bank.

4.3 DUTY WITH RESPECT TO DISTRIBUTIONS

         If Pledgor shall, as a result of Pledgor's ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, Pledgor shall accept the same as U. S. Bank's agent, hold the same in trust for
U. S. Bank and deliver the same forthwith to U. S. Bank in the exact form received, duly endorsed by Pledgor to U. S. Bank, if required, together with an undated assignment separate from certificate covering such certificate duly executed in blank and with, if U. S. Bank so requests, signature guaranteed, to be held by U. S. Bank hereunder as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of Borrower shall be paid over to U. S. Bank to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Stock or any property shall be distributed upon or with respect to the Pledged Stock pursuant to the recapitalization or reclassification of the capital of Borrower or pursuant to the reorganization thereof, the property so distributed shall be delivered to U. S. Bank to be held by it, subject to the terms hereof, as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to U. S. Bank, hold such money or property in trust for U. S. Bank, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

4.4 VOTING RIGHTS

         Without the prior written consent of U. S. Bank, Pledgor will not (a) vote to enable, or take any other action to permit, Borrower to issue any additional stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of Borrower with the exception of (i) stock or securities issued to Pledgor and delivered to U. S. Bank as Pledged Stock, and (ii) stock of Borrower (or options for the issuance of stock) in an amount not to exceed 10 percent of Borrower's aggregated outstanding stock at any time, issued as incentive compensation to Borrower's management employees, or (b) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Pledged Stock, or (c) create, incur or permit to exist any lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Stock, or any interest therein, except for the lien provided for by this Agreement. Pledgor will defend the right, title and interest of U. S. Bank in and to the Pledged Stock against the claims and demands of all Persons whomsoever.

4.5 FURTHER ASSURANCES

         At any time and from time to time, upon the written request of U. S. Bank, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as U. S. Bank may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Subject to Section 2.2 herein, if any amount payable under or in connection with the Pledged Stock shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall, be immediately delivered to U. S. Bank duly endorsed in a manner satisfactory to U.
S. Bank to be held as collateral pursuant to this Agreement.

4.6 INDEMNIFICATION

         Pledgor agrees to pay, and to save U. S. Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (except for the tax imposed on the overall net income of U. S. Bank) which may be payable or determined to be payable with respect to any of the Pledged Stock or in connection with any of the transactions contemplated by this Agreement.

4.7 REGISTRATION RIGHTS

         If U. S. Bank shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Article V hereof, and if in the opinion of U.
S. Bank it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), Pledgor will use its best efforts to cause Borrower to (a) execute and deliver, and cause the directors and officers of Borrower to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts, as may be, in the opinion of U. S. Bank, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (b) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of six months from the effective date of such registration statement, and (c) make all amendments thereto and/or to the related prospectus which, in the opinion of the U. S. Bank, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause Borrower to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which U. S. Bank shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of section 11(a) of the Securities Act.

4.8 PRIVATE SALE

         Pledgor recognizes that U. S. Bank may be unable to effect a public sale of any or all of the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to U. S. Bank than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner merely because it was a private sale. U. S. Bank shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower would agree to do so.

4.9 SPECIFIC PERFORMANCE

         Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Stock pursuant to Sections 4.7 and 4.8 herein, valid and binding and in compliance with any and all applicable requirements of law. Pledgor further agrees that a breach of any of the covenants contained in Sections 4.7 and 4.8 herein, will cause irreparable injury to U. S. Bank, that
U. S. Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in Sections 4.7 and
4.8 herein, shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants, except for a defense that no default of the covenants, terms, or conditions of the Credit Agreement has occurred.

                         ARTICLE V. RIGHTS AND REMEDIES

5.1 REMEDIES

         U. S. Bank may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code of the state of Washington. Without limiting the generality of the foregoing, U. S. Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or referred to below) to or upon Pledgor, Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Pledged Stock, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Stock or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange broker's board or at U. S. Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. U. S. Bank shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales to purchase the whole or any part of the Pledged Stock so sold, free and clear of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released to the extent not prohibited by law. U. S. Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Stock or in any way relating to the Pledged Stock or the rights of U. S. Bank hereunder, including, without limitation, reasonable attorney fees and disbursements to the payment in whole or in part of the Secured Obligations in such order as U. S. Bank may elect, and only after such application and after the payment by U. S. Bank of any other amount required by any provision of law, including, without limitation, RCW 62A.9-504(1)(c), need U. S. Bank account for the surplus, if any, to Pledgor.

5.2 RIGHTS REGARDING PLEDGED STOCK

         If an Event of Default shall occur: (a) U. S. Bank shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Secured Obligations in such order as it may determine, and (b) all shares of the Pledged Stock shall be registered in the name of U. S. Bank or its nominee, and U. S. Bank or its nominee may thereafter exercise (i) all voting, corporate, consensual and other rights pertaining to such shares of the Pledged Stock at any meeting of Borrower or otherwise and
(ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of Borrower, or upon the exercise by Pledgor or U. S. Bank of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but U. S. Bank shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

5.3 RIGHT TO PROCEED AGAINST PLEDGED STOCK

         The rights of U. S. Bank hereunder shall not be conditioned or contingent upon the pursuit by U. S. Bank of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any other Collateral therefor, guarantee thereof or right of offset with respect thereto. U. S. Bank shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Stock or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Pledged Stock upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Stock or any part thereof except that

U. S. Bank shall be required to exercise reasonable care with respect to the safe keeping of collateral in its possession.

5.4 NOTICE OF SALE, ETC.

         To the extent permitted by applicable law, Pledgor waives all claims, damages and demands it may acquire against U. S. Bank arising out of the exercise by U. S. Bank of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Stock shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. To the extent not prohibited by applicable law, Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under RCW 62A.9-112.

                         ARTICLE VI. GENERAL PROVISIONS

6.1 LIMITATION ON DUTIES REGARDING PLEDGED STOCK

         U. S. Bank's sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Stock in its possession, under RCW 62A.9-207 or otherwise, shall be to deal with it in the same manner as the U. S. Bank deals with similar securities and property for its own account. Neither U.
S. Bank nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Stock or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Stock upon the request of Pledgor or otherwise.

6.2 WAIVERS BY PLEDGOR

         Pledgor hereby (a) waives notice of any advances made by U. S. Bank pursuant to the Credit Agreement or pursuant to any extension, renewal or modification thereof; (b) waives, with respect to the Secured Obligations, grace, demand, presentment, notice of dishonor and protest; (c) agrees that U.
S. Bank, before proceeding against Pledgor under this Agreement, shall not be bound to exhaust its recourse or take any action against Borrower or against any other person or entity, or to proceed against any Collateral or against any particular Collateral, but U. S. Bank may make such demands and take such actions as it deems advisable; (d) agrees that U. S. Bank, without affecting the liability of Pledgor under this Agreement, may with or without notice or consideration release Borrower or any other Person or entity liable for the Secured Obligations or any Collateral for the Secured Obligations; and (e) waives, with respect to the Secured Obligations, any defense based upon any change in the name, location, composition or structure of Borrower, or any change in the type of business conducted by Borrower, or any other change in the identity of legal status of Borrower.

6.3 WAIVER OF SUBROGATION; SUBORDINATION

         Unless otherwise consented to by U. S. Bank in writing, until the earlier of the termination of the Guaranty or the full and final payment of all of the Secured Obligations, Pledgor (a) agrees not to exercise any right it may acquire against Borrower or any security for the Secured Obligations by reason of payments to U. S. Bank hereunder (whether by subrogation, reimbursement, or otherwise), (b) assigns to U. S. Bank all rights against Borrower Pledgor may have (whether or not relating to the Secured Obligations) in any proceeding under the United States U. S. Bankruptcy Code or in any receivership or insolvency proceeding, and (c) appoints U. S. Bank attorney-in-fact to appear in any such proceeding, file claims, receive payments, and do any other act which Pledgor could do personally. If any amount shall be paid to Pledgor on account of such subrogation rights at any time when all of the Secured Obligations are not paid in full, such amount shall be held by Pledgor in trust for U. S. Bank, segregated from other funds of Pledgor, and shall, forthwith upon receipt by Pledgor, be turned over to U. S. Bank in the exact form received by Pledgor (duly endorsed by Pledgor to U. S. Bank, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as U. S. Bank may determine.

6.4 EXPENSES INCURRED BY U. S. BANK

         U. S. Bank is not required to, but may at its option, pay any tax or other charge or expense payable by Pledgor and any filing or recording fees, and any amounts so paid shall be repayable by Pledgor upon demand. Pledgor will also repay upon demand all of U. S. Bank's reasonable expenses incurred in collecting, conserving, or protecting the Pledged Stock. All such sums shall bear interest at the default rate as provided in the Credit Agreement from the date of U. S. Bank's payment until Pledgor's repayment. All such sums and interest thereon shall be secured by the security interest granted herein. The rights granted by this Section 6.4 are not a waiver of any other rights of U. S. Bank arising from breach of any of Pledgor's covenants.

6.5 NONWAIVERS

         This Agreement shall not be qualified or supplemented by course of dealing. No waiver or modification by U. S. Bank of any of the terms or conditions hereof shall be effective unless in writing signed by U. S. Bank. No waiver or indulgence by

U. S. Bank as to any required performance by Pledgor shall constitute a waiver as to any subsequent required performance or other obligations of Pledgor hereunder.

6.6 ATTORNEY FEES, COSTS

         Pledgor agrees to pay to U. S. Bank any and all costs and expenses, including attorney fees, incurred by U. S. Bank in protecting or enforcing its rights under the terms of this Agreement, including challenges or claims by Pledgor or any other person, whether or not a lawsuit is commenced. Attorney fees shall include services rendered at arbitration, trial, and any appeal therefrom as well as services rendered subsequent to judgment and obtaining execution thereon. The fees, costs, and expenses shall bear interest at the then applicable rate as provided in the Credit Agreement until paid in full. Payment of costs and expenses, including attorney fees, shall be secured by the security interest herein granted.

6.7 SALE AND ASSIGNMENT BY U. S. BANK

         To the extent permitted by the Credit Agreement, U. S. Bank may assign or transfer the whole or any part of the Secured Obligations, and may transfer therewith as collateral security the whole or any part of the Pledged Stock; and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee and shall bind the heirs, executors, administrators, successors or assigns of the parties hereto.

6.8 GOVERNING LAW

         This Agreement and the Secured Obligations are subject to the laws of the state of Washington and are to be construed in accordance therewith.

6.9 IRREVOCABLE AUTHORIZATION AND INSTRUCTION TO BORROWER

         Pledgor hereby authorizes and instructs Borrower to comply with any instruction received by it from U. S. Bank in writing that (a) states that all or any portion of the Secured Obligations has been declared or has become due and payable in accordance with the terms of the Credit Agreement and remains unpaid and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor.

6.10 CONSENT TO JURISDICTION, SERVICE, AND VENUE

         For the purpose of performance of the obligations under or otherwise in connection herewith, Pledgor hereby consents to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including but not limited to the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Pledgor hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against U. S. Bank in any court outside King County, Washington. The provisions of this section do not limit or otherwise affect the right of U. S. Bank to institute and conduct action in any other appropriate manner, jurisdiction, or court.

6.11 ARBITRATION

         (a) Either Pledgor or U. S. Bank may require that all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this Agreement be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitations that would be applicable if they were litigated.

         (b) This provision is void if the Loans, at the time of the proposed submission to arbitration, are secured by real property located outside of Oregon or Washington or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair U. S. Bank's ability to realize on any Collateral pursuant to an arbitration ruling favorable to U. S. Bank.

         (c) If arbitration occurs and each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if either party's Claim is more than $100,000, three neutral arbitrators will decide all issues. All arbitrators will be active Washington State Bar members in good standing. All arbitration hearings will be held in Seattle, Washington. In addition to all other powers, the arbitrator or arbitrators shall have the exclusive right to determine all issues of arbitrability and shall have the authority to issue subpoenas. Judgment on any arbitration award may be entered in any court with jurisdiction.

         (d) If either party institutes any judicial proceeding relating to the Loans, that action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff, (ii) self-help repossession, (iii) judicial or nonjudicial foreclosure against real or personal collateral, (iv) provisional remedies, including injunction, appointment of a receiver, attachment, claim and delivery, and replevin.

         (e) This arbitration clause cannot be modified or waived by either party except in writing, which writing must refer to this arbitration clause and be signed by Pledgor and U. S. Bank.

6.12 POWERS COUPLED WITH AN INTEREST

         All authorizations and agencies herein contained with respect to the Pledged Stock are irrevocable and powers coupled with an interest.

6.13 SEVERABILITY

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.14 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall constitute an original Agreement, but all of which together shall constitute one and the same instrument.

                                        TRILLIUM INVESTORS II, L.L.C., a
                                        Washington limited liability company

                                        By:      /s/  Steven R. Brinn
                                                 ------------------------------
                                        Title:               Manager
                                                 ------------------------------

Accepted By:                            U. S. BANK OF WASHINGTON,
                                        NATIONAL ASSOCIATION

                                        By:      /s/  Gerald L. Sorensen
                                                 ------------------------------
                                        Title:              Sr. V. P.
                                                 ------------------------------

                           ACKNOWLEDGMENT AND CONSENT

         GARGOYLES, INC., a Washington corporation ("Borrower"), hereby acknowledges receipt of a copy of the Pledge Agreement and agrees to be bound thereby and to comply with the terms of Sections 4.7 and 4.8 thereof. Borrower agrees to notify U. S. Bank promptly in writing of the occurrence of any of the events described in Article IV of the Pledge Agreement. Borrower further agrees that the terms of Section 4.9 of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Sections 4.7 and 4.8 of the Pledge Agreement.

                                          GARGOYLES, INC., a Washington
                                             corporation

                                          By:      /s/  Douglas B. Hauff
                                                   -------------------------
                                          Title:        President
                                                   -------------------------

                                    EXHIBIT A
                               TO PLEDGE AGREEMENT

                     DESCRIPTION OF STOCK OF GARGOYLES, INC.

================================================================================
      OWNER                          CERTIFICATE NO.            NUMBER OF SHARES
- --------------------------------------------------------------------------------
Trillium Investors II,                   58                          479,167
L.L.C.
================================================================================